Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 28, 2005 (except as to Note 4, which is as of April 1, 2005), accompanying the consolidated financial statements included in the annual report on Form 10-K for the year ended December 31, 2004.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Western Sizzlin Corporation on Form S-8 (File No. 333-67641 and File No. 333-118934).

GRANT THORNTON LLP

Greensboro, North Carolina

April 11, 2005